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                                                                 EXHIBIT 10.15

                   FIRST FEDERAL SAVINGS AND LOAN ASSOCIATION
                               OF THE PALM BEACHES
                           CHANGE IN CONTROL AGREEMENT

         This AGREEMENT is made effective as of September 25, 1996, by and between First Federal Savings and Loan Association of the Palm Beaches (the "Association"), a federally chartered savings institution, with its principal administrative office at 215 S. Olive Avenue, West Palm Beach, Florida and Linda O. Terrell ("Executive"). The Association is the wholly owned subsidiary of First Palm Beach Bancorp, Inc. (the "Holding Company"), a corporation organized under the laws of the State of Delaware.

         WHEREAS, the Association recognizes the substantial contribution Executive has made to the Association and wishes to protect the Executive's position therewith for the period provided in this Agreement; and

         WHEREAS, Executive has been elected to, and has agreed to serve in the position of position for the Association, a position of substantial responsibility;

         NOW THEREFORE, in consideration of the contribution and responsibilities of Executive, and upon the other terms and conditions hereinafter provided, the parties hereto agree as follows:

1.    TERM OF AGREEMENT.

      The term of this Agreement shall be deemed to have commenced as of the date first above written and shall continue for a period of thirty-six (36) full calendar months thereafter. Commencing on the first anniversary date thereafter, the Board of Directors of the Association ("Board") may extend this Agreement for an additional year. The Board will review the Agreement and the Executive's performance annually for purposes of determining whether to extend this Agreement, and the results thereof shall be included in the minutes of the Board's meeting.

2.    PAYMENTS TO EXECUTIVE UPON CHANGE IN CONTROL.

      (a) Upon the occurrence of a Change in Control of the Association or the Holding Company (as herein defined) followed at any time during the term of this Agreement by the voluntary or involuntary termination of Executive's employment, other than for Cause, as defined in Section 2 (c) hereof, the provisions of
Section 3 shall apply. Upon the occurrence of a Change In Control, Executive shall have the right to elect to voluntarily terminate his employment at any time during the term of this Agreement following any demotion, loss of title, office or significant authority, reduction in his annual compensation, or relocation of his principal place of employment by more than 30 miles from its location immediately prior to the Change in Control.

      (b) For purposes of this Plan, a "Change in Control" of the Association or Company shall mean an event of a nature that; (i) would be required to be reported in response to Item 1(a) of the current report on Form 8-K, as in effect on the date hereof, pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934 (the "Exchange Act"); or (ii) results in a Change in Control of the

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Association or the Company within the meaning of the Home Owners' Loan Act of
1933 and the Rules and Regulations promulgated by the Office of Thrift Supervision (or its predecessor agency), as in effect on the date hereof (provided, that in applying the definition of change in control as set forth under the rules and regulations of the OTS, the Board shall substitute its judgment for that of the OTS).

      (c) Executive shall not have the right to receive termination benefits pursuant to Section 3 hereof upon Termination for Cause. The term "Termination for Cause" shall mean termination because of the Executive's personal dishonesty, incompetence, willful misconduct, any breach of fiduciary duty involving personal profit, intentional failure to perform stated duties, willful violation of any law, rule, or regulation (other than traffic violations or similar offenses) or final cease-and-desist order, or material breach of any material provision of this Agreement. In determining incompetence, the act or omissions shall be measured against standards generally prevailing in the savings institutions industry. Notwithstanding the foregoing, Executive shall not be deemed to have been Terminated for Cause unless and until there shall have been delivered to him a copy of a resolution duly adopted by the affirmative vote of not less than a majority of the Board of Directors of the Association at a meeting of the Board of Directors of the Association at a meeting of the Board called and held for that purpose (after reasonable notice to the Executive and an opportunity for him, together with counsel, to be heard before the Board at such meeting and which such meeting shall be held not more than 30 days from the date of notice during which period Executive may be suspended with pay), finding that in the good faith opinion of the Board, the Executive was guilty of conduct justifying Termination for Cause and specifying the particulars thereof in detail. The Executive shall not have the right to receive compensation or other benefits for any period after Termination for Cause. Any stock options or limited rights granted to Executive under any stock option plan of the Association, the Company or any subsidiary or affiliate thereof, shall become null and void effective upon Executive's receipt of Notice of Termination for Cause and shall not be exercisable by Executive at any time subsequent to such Termination for Cause.

3.    TERMINATION BENEFITS.

      (a) Upon the occurrence of a Change in Control, followed at any time during the term of this Agreement by the voluntary or involuntary termination of Executive's employment, other than for Termination for Cause, the Association and the Company shall pay the Executive, or in the event of his subsequent death, his beneficiary or beneficiaries, or his estate, as the case may be, as severance pay or liquidated damages, or both, a sum equal to three (3) times his then current annual salary. At the election of the Executive such payment may be made in a lump sum or paid in equal installment installments during the thirty-six (36) months following the Executive's termination. In the event that no election is made, payment to the Executive will be made on a basis basis during the remaining term of this Agreement.

      (b) Upon the occurrence of a Change in Control of the Association or the Company followed at any time during the term of this Agreement by the Executive's voluntary or involuntary termination of employment, other than for Termination for Cause, the Association shall cause to be continued life, medical, dental and disability coverage substantially identical prior to his severance, except to the extent

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such coverage may be changed in its application to all Association employees.
Such coverage and payments shall cease upon expiration of thirty-six (36) months.

      (c) As of the effective date of this Agreement, and annually as of the first business day of January or soon thereafter, Executive shall make the election referred to in Section 3(a) hereof with respect to whether the amounts payable under said Section 3(a) shall be paid in a lump sum or on a basisbasis. Such election shall be irrevocable for the year for which such election is made and shall continue in effect until the Executive has made his next annual election.

      (d) Notwithstanding the preceding paragraphs of this Section 3, in no event shall the aggregate payments or benefits to be made or afforded to Executive under said paragraphs (the "Termination Benefits") constitute an "excess parachute payment" under Section 280G of the Code or any successor thereto, and in order to avoid such a result Termination Benefits will be reduced, if necessary, to an amount (the "Non-Triggering Amount"), the value of which is one dollar ($1.00) less than an amount equal to three (3) times Executive's "base amount", as determined in accordance with said Section 280G. The allocation of the reduction required hereby among the Termination Benefits provided by the preceding paragraphs of this Section 3 shall be determined by the Executive.

4.    NOTICE OF TERMINATION.

      (a) Any purported termination by the Association, or by the Executive shall be communicated by Notice of Termination to the other party hereto. For purposes of this Agreement, a "Notice of Termination" shall mean a written notice which shall indicate the specific termination provision in this Agreement relied upon and shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Executive's employment under the provision so indicated.

      (b) "Date of Termination" shall mean the date specified in the Notice of Termination which, in the instance of Termination for Cause, shall be immediate.

5.    SOURCE OF PAYMENTS.

      It is intended by the parties hereto that all payments provided in this Agreement shall be paid in cash or check from the general funds of the Association. The Company, however, guarantees payment and provision of all amounts and benefits due hereunder to the Executive and, if such amounts and benefits due from the Association are not timely paid or provided by the Association, such amounts and benefits shall be paid or provided by the Company.

6.    EFFECT ON PRIOR AGREEMENTS AND EXISTING BENEFIT PLANS.

      This Agreement contains the entire understanding between the parties hereto and supersedes any prior agreement between the Association and Executive, except that this Agreement shall not affect or operate to reduce any benefit or compensation inuring to Executive of a kind elsewhere provided. No provision of this Agreement shall be interpreted to mean that Executive is subject to receiving fewer benefits than those available to him without reference to this Agreement.


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      Nothing in this Agreement shall confer upon the Executive the right to continue in the employ of the Association or shall impose on the Association any obligation to employ or retain the Executive in its employ for any period.

7.    NO ATTACHMENT.

      (a) Except as required by law, no right to receive payments under this Agreement shall be subject to anticipation, commutation, alienation, sale, assignment, encumbrance, charge, pledge, or hypothecation, or to execution, attachment, levy, or similar process or assignment by operation of law, and any attempt, voluntary or involuntary, to affect any such action shall be null, void, and of no effect.

      (b) This Agreement shall be binding upon, and inure to the benefit of the Executive, the Association, and their respective successors and assigns.

8.    MODIFICATION AND WAIVER.

      (a) This Agreement may not be modified or amended except by an instrument in writing signed by the parties hereto.

      (b) No term or condition of this Agreement shall be deemed to have been waived, nor shall there be any estoppel against the enforcement of any provision of this Agreement, except by written instrument of the party charged with such waiver or estoppel. No such written waiver shall be deemed a continuing waiver unless specifically stated therein, and each such waiver shall operate only as to the specific term or condition waived and shall not constitute a waiver of such term or condition for the future or as to any act other than that specifically waived.

9.    REQUIRED REGULATORY PROVISIONS.

      (a) The Board of Directors may terminate the Executive's employment at any time, but any termination by the Board of Directors, other than Termination for Cause, shall not prejudice the Executive's right to compensation or other benefits under this Agreement. The Executive shall not have the right to receive compensation or other benefits for any period after Termination for Cause as defined in Section 2 hereinabove.

      (b) If the Executive is suspended from office and/or temporarily prohibited from participating in the conduct of the Association's affairs by a notice served under Section 8(e)(3) or 8(g)(1) of the Federal Deposit Insurance Act (12 U.S.C. ss.1818(c)(3) or (g)(1)), the Association's obligations under this contract shall be suspended as of the date of service, unless stayed by appropriate proceedings. If the charges in the notice are dismissed, the Association may in its discretion (i) pay the Executive all or part of the compensation withheld while their contract obligations were suspended and (ii) reinstate (in whole or in part) any of the obligations which were suspended.

      (c) If the Executive is removed and/or permanently prohibited from participating in the conduct of the Association's affairs by an order issued under Section 8(e)(4) or 8(g)(1) of the Federal Deposit

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Insurance Act (12 U.S.C. ss.1818(c)(4) or (g)(1)), all obligations of the
Association under this contract shall terminate as of the effective date of the order, but vested rights of the contracting parties shall not be affected.

      (d) If the Association is in default as defined in Section 3(x)(1) of the Federal Deposit Insurance Act, all obligations of the Association under this contract shall terminate as of the date of default, but this paragraph shall not affect any vested rights of the contracting parties.

      (e) All obligations under this contract shall be terminated, except to the extent determined that continuation of the contract is necessary for the continued operation of the institution: (i) by the Director of the Office of Thrift Supervision (or his or her designee) at the time the Federal Deposit Insurance Corporation or the Resolution Trust Corporation enters into an agreement to provide assistance to or on behalf of the Association under the authority contained in Section 13(c) of the Federal Deposit Insurance Act; or
(ii) by the Director of the Office of Thrift Supervision (or his or her designee) at the time the Director (or his or her designee) approves a supervisory merger to resolve problems related to operation of the Association or when the Association is determined by the Director to be in an unsafe or unsound condition. Any rights of the parties that have already vested, however, shall not be affected by such action.

      (f) Any payments made to the Executive pursuant to this Agreement, or otherwise, are subject to and conditioned upon compliance with 12 U.S.C. ss.1828(k).

10.   REINSTATEMENT OF BENEFITS UNDER SECTION 9(b).

      In the event the Executive is suspended and/or temporarily prohibited from participating in the conduct of the Association's affairs by a notice described in Section 9(b) hereof (the "Notice") during the term of this Agreement and a Change in Control, as defined herein, occurs, the Association will assume its obligation to pay and the Executive will be entitled to receive all of the termination benefits provided for under Section 3 of this Agreement upon the Association's receipt of a dismissal of charges in the Notice.

11.   SEVERABILITY.

      If, for any reason, any provision of this Agreement, or any part of any provision, is held invalid, such invalidity shall not affect any other provision of this Agreement or any part of such provision not held so invalid, and each such other provision and part thereof shall to the full extent consistent with law continue in full force and effect.

12.   HEADINGS FOR REFERENCE ONLY.

      The headings of sections and paragraphs herein are included solely for convenience of reference and shall not control the meaning or interpretation of any of the provisions of this Agreement.




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13.   GOVERNING LAW.

      The validity, interpretation, performance, and enforcement of this Agreement shall be governed by Florida law but only to the extent not preempted by Federal law.

14.   ARBITRATION.

      Any dispute or controversy arising under or in connection with this Agreement shall be settled exclusively by arbitration, conducted before a panel of three arbitrators sitting in a location selected by the Executive within fifty (50) miles from the location of the Association's main office, in accordance with the rules of the American Arbitration Association then in effect. Judgment may be entered on the arbitrator's award in any court having jurisdiction; provided, however, that the Executive shall be entitled to seek specific performance of his right to be paid until the Date of Termination during the pendency of any dispute or controversy arising under or in connection with this Agreement.

15.   PAYMENT OF COSTS AND LEGAL FEES.

      All reasonable costs and legal fees paid or incurred by the Executive pursuant to any dispute or question of interpretation relating to this Agreement shall be paid or reimbursed by the Association (which payments are guaranteed by the Company pursuant to Section 5 hereof) if Executive is successful on the merits pursuant to a legal judgment, arbitration or settlement.

16.   INDEMNIFICATION.

      The Association shall provide Executive (including his or her legal representatives, successors and assigns) with coverage under a standard directors' and officers' liability insurance policy at its expense, or in lieu thereof, shall indemnify Executive (including his or her legal representatives, successors and assigns) for reasonable costs and expenses incurred by Executive in defending or settling any judicial or administrative proceeding, or threatened proceeding, whether civil, criminal or otherwise, including any appeal or other proceeding for review.

      Indemnification by the Association shall be made only upon the final judgment on the merits in the favor of Executive, in case of final judgment against Executive or in the case of final judgment against Executive or in the case of final judgment in favor of Executive other than on the merits, if a majority of the disinterested directors of the Association determine Executive was acting in good faith within the scope of Executive's employment or authority in accordance with 12 C.F.R. Section 545.121(c)(iii).

      Any such indemnification of Executive must conform with the notice provisions of 12 C.F.R. Part 545.121(c)(iii) to indemnify Executive to the fullest for such expenses and liabilities to include, but not be limited to, judgments, court costs and attorneys' fees and the cost of reasonable settlements, such settlements to be approved by the Board of Directors of the Association, if such action is brought against Executive in his or her capacity as an officer or director of the Association,

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however, shall not extend to matters as to which Executive is finally adjudged to be liable for willful misconduct in the performance of his or her duties.


17.   SUCCESSOR TO THE ASSOCIATION.

      The Association shall require any successor or assignee, whether direct or indirect, by purchase, merger, consolidation or otherwise, to all or substantially all the business or assets of the Association, expressly and unconditionally to assume and agree to perform the Association's obligations under this Agreement, in the same manner and to the same extent that the Association would be required to perform is no such succession or assignment had taken place.

18.   SIGNATURES.

      IN WITNESS WHEREOF, First Federal Savings and Loan Association of the Palm Beaches and First Palm Beach Bancorp, Inc. have caused this Agreement to be executed by its duly authorized officer, and Executive has signed this Agreement, on the 25th of September, 1996.

ATTEST:                                          FIRST FEDERAL SAVINGS AND LOAN
                                                 ASSOCIATION OF THE PALM BEACHES




/s/ John C. Trammel                             BY /s/ Louis O. Davis, Jr.
---------------------------                        -----------------------------
Secretary

SEAL




ATTEST:                                           FIRST PALM BEACH BANCORP, INC.
                                                  (Guarantor)

/s/ Elizabeth Cook                                 /s/ Louis O. Davis, Jr.
----------------------------                       -----------------------------

SEAL



WITNESS:


/s/ Elizabeth Cook                                  BY: /s/ Linda O. Terrell
----------------------------                        ----------------------------
                                                    Executive



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